                                                                     EXHIBIT 4.2

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                                             [CONFORMED COPY WITH SUBSTANTIALLY
                                             ALL EXHIBITS CONFORMED AS EXECUTED]





                          GENENCOR INTERNATIONAL, INC.



                               -------------------

                                 NOTE AGREEMENT

                               -------------------











                           DATED AS OF MARCH 28, 1996

               $140,000,000 6.82% SENIOR NOTES DUE MARCH 30, 2006







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



                                TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)

                                                                                            PAGE
                                                                                            ----
1.    AUTHORIZATION OF ISSUE OF NOTES.........................................................2

2.    PURCHASE AND SALE OF NOTES..............................................................2

3.    CONDITIONS OF CLOSING...................................................................2

      3A.         Opinion of Purchaser's Special Counsel......................................2
      3B.         Opinion of Company's Counsel................................................2
      3C.         Representations and Warranties; No Default..................................3
      3D.         Other Purchasers............................................................3
      3E.         Purchase Permitted by Applicable Laws.......................................3
      3F.         Private Placement Number....................................................3
      3G.         Closing Expenses............................................................3
      3H.         Proceedings.................................................................3
      3I.         Parent Guaranties...........................................................3
      3J.         Intercreditor Agreement.....................................................4
      3K.         New Revolving Credit Facility...............................................4
      3L.         Purchase of Leased Equipment................................................4

4.    PREPAYMENTS.............................................................................4

      4A.         Required Prepayments........................................................4
      4B.         Optional Prepayment With Yield-Maintenance Amount...........................4
      4C.         Offer to Pay upon Change in Control.........................................5
      4D.         Obligation to Purchase during Existence of Put Condition....................6
      4E.         Application of Prepayments; Partial Payments Pro Rata.......................8
      4F.         No Acquisition of Notes.....................................................8
      4G.         Limitations on Payments and Prepayments.....................................9

5.    AFFIRMATIVE COVENANTS...................................................................9

      5A.         Financial Statements........................................................9
      5B.         Inspection of Property.....................................................10
      5C.         Covenant to Secure Note Equally............................................11
      5D.         Payment of Taxes and Claims................................................11
      5E.         Maintenance of Properties and Corporate Existence..........................11
      5F.         Pension Plans..............................................................12
      5G.         Payment of Notes and Maintenance of Office.................................13
      5H.         Provision of Guaranties....................................................13
      5I.         Pari Passu Ranking.........................................................14

6.    NEGATIVE COVENANTS.....................................................................15

      6A.         Indebtedness...............................................................15
      6B.         EBITDA Leverage Maintenance Test...........................................15
      6C.         Interest Expense Coverage..................................................15

      6D.         Fixed Charge Coverage......................................................15
      6E.         Consolidated Net Worth.....................................................15
      6F.         Limitation on Subsidiary Indebtedness......................................15
      6G.         Limitations on Certain Subsidiary Actions..................................16
      6H.         Restricted Payments........................................................17
      6I.         Liens......................................................................17
      6J.         Mergers and Consolidations.................................................19
      6K.         Sale of Assets.............................................................20
      6L.         Permitted Investments......................................................24
      6M.         Transactions with Affiliates...............................................25
      6N.         Line of Business...........................................................25
      6O.         Sale or Discount of Receivables............................................25
      6P.         Private Offering...........................................................25

7.    EVENTS OF DEFAULT......................................................................25

      7A.         Acceleration...............................................................25
      7B.         Rescission of Acceleration.................................................28
      7C.         Notice of Acceleration or Rescission.......................................28
      7D.         Other Remedies.............................................................29

8.    REPRESENTATIONS, COVENANTS AND WARRANTIES..............................................29

      8A.         Organization and Authority.................................................29
      8B.         Financial Statements; Summary and Pro Forma Financial Information..........30
      8C.         Actions Pending............................................................30
      8D.         Outstanding Debt...........................................................31
      8E.         Title to Properties........................................................31
      8F.         Taxes......................................................................31
      8G.         Conflicting Agreements and Other Matters...................................31
      8H.         Offering of Notes..........................................................32
      8I.         Regulation G, etc..........................................................32
      8J.         ERISA......................................................................32
      8K.         Environmental Compliance...................................................32
      8L.         Governmental Consent.......................................................33
      8M.         Disclosure.................................................................33
      8N.         Certain Laws...............................................................33

9.    REPRESENTATIONS OF THE PURCHASER.......................................................34

      9A.         Purchase for Investment....................................................34
      9B.         ERISA......................................................................34

10.   DEFINITIONS............................................................................35

      10A.        Yield-Maintenance Terms....................................................35
      10B.        Other Terms................................................................37

11.   MISCELLANEOUS..........................................................................50

      11A.        Note Payments..............................................................50
      11B.        Expenses...................................................................51

      11C.        Consent to Amendments......................................................51
      11D.        Form, Registration, Transfer and Exchange of Notes; Lost Notes.............52
      11E.        Persons Deemed Owners; Participations......................................52
      11F.        Survival of Representations and Warranties; Entire Agreement...............53
      11G.        Successors and Assigns.....................................................53
      11H.        Disclosure to Other Persons................................................53
      11I.        Notices....................................................................54
      11J.        Descriptive Headings, etc..................................................54
      11K.        Satisfaction Requirement...................................................54
      11L.        Severalty of Obligations...................................................54
      11M.        Binding Agreement..........................................................55
      11N.        Governing Law..............................................................55
      11O.        Counterparts...............................................................55

Annex 1                 --        Purchaser Schedule
Annex 2                 --        Payment Instructions at Closing
Annex 3                 --        Information as to Company
Exhibit A               --        Form of 6.82% Senior Note Due March 30, 2006
Exhibit B1              --        Form of Special Counsel's Opinion
Exhibit B2              --        Form of Company Counsel's Opinion
Exhibit B3              --        Form of Cultor General Counsel's Opinion
Exhibit B4              --        Form of Eastman Senior Counsel's Opinion
Exhibit C               --        Form of Officers' Certificate
Exhibit D               --        Form of Secretary's Certificate
Exhibit E               --        Form of Subsidiary Guaranty
Exhibit F               --        Form of Subsidiary Secretary's Certificate
Exhibit G               --        Form of Intercreditor Agreement
Exhibit H               --        Form of Guaranty by Eastman
Exhibit I               --        Form of Guaranty by Cultor
Exhibit J               --        Form of Parent Guarantor Secretary's Certificate
Exhibit K               --        Form of Parent Guarantor Release
Exhibit L               --        Form of Joinder Agreement

                          GENENCOR INTERNATIONAL, INC.

                               -------------------

                                 NOTE AGREEMENT
                               -------------------

               $140,000,000 6.82% SENIOR NOTES DUE MARCH 30, 2006

                                                      Dated as of March 28, 1996

To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

            The undersigned, GENENCOR INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, the "Company"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto as Annex 1 (herein called the "Purchasers") as follows:

        1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of One Hundred Forty Million Dollars ($140,000,000) to be dated the date of issue thereof, to mature on March 30, 2006, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of six and eighty-two one-hundredths percent (6.82%) per annum, payable semi-annually in arrears on the thirtieth (30th) day of March and September in each year commencing September 30, 1996 and at maturity, and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The term "Notes" as used herein shall include each Note delivered pursuant to any provision hereof and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.

        2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth below such Purchaser's name in the Purchaser Schedule attached hereto as Annex 1, at 100% of such aggregate principal amount. The Company will deliver to each such Purchaser, at the offices of Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut, 06103, one or more Notes registered in the name specified on the Purchaser Schedule with respect to such Purchaser, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds as directed by the Company on Annex 2 hereto, on the date of closing, which shall be April 16, 1996, or any other date on or before April 25, 1996, upon which the Company and the Purchasers may mutually agree (the "Closing Date").

        3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

        3A. OPINION OF PURCHASER'S SPECIAL COUNSEL. The Purchasers shall have received from Hebb & Gitlin, a Professional Corporation, which is acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to the Purchasers and substantially in the form of Exhibit B1 hereto.

        3B. OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from

                (i) Harter, Secrest & Emery, counsel for the Company, a favorable opinion satisfactory to the Purchasers and substantially in the form of Exhibit B2 hereto,

                (ii) the General Counsel of Cultor, a favorable opinion satisfactory to the Purchasers, substantially in the form of Exhibit B3 hereto, and

                (iii) the Senior Counsel of Eastman, a favorable opinion satisfactory to the Purchasers, substantially in the form of Exhibit B4 hereto.

        3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 hereof shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions provided for herein; there shall exist on the Closing Date no Event of Default or Default; and the Purchasers shall have received a certificate dated the Closing Date and signed by the Senior Vice President and Chief Financial Officer and the Vice President - Commercial and Legal Affairs of the Company, substantially in the form of Exhibit C hereto, certifying to both such effects and that the conditions specified in this paragraph 3 have been fulfilled, and a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D hereto, with respect to the matters therein set forth.

        3D. OTHER PURCHASERS.

        Each of the Purchasers shall have executed and delivered this Agreement and accepted delivery of and made payment for the Notes to be purchased by it on the Closing Date.

        3E. PURCHASE PERMITTED BY APPLICABLE LAWS. The offer, purchase, and sale of, and payment for, the Notes to be purchased by the Purchasers on the Closing Date on the terms and conditions provided herein (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and each Purchaser shall have received such certificates or other evidence as such Purchaser may request to establish compliance with this condition.

        3F. PRIVATE PLACEMENT NUMBER. The Company shall have obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's.

        3G. CLOSING EXPENSES. The Company shall have paid at the closing the statement for fees and disbursements of the special counsel to the Purchasers presented on the Closing Date.

        3H. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident hereto shall be satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

        3I. PARENT GUARANTIES. Each Purchaser shall have received

                (i) a guaranty from Eastman (the "Eastman Guaranty") in the form of Exhibit H hereto, executed and delivered by Eastman, and

                (ii) a guaranty from Cultor (the "Cultor Guaranty") in the form of Exhibit I hereto, executed and delivered by Cultor, and

                (iii) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Parent Guarantors, substantially in the form of Exhibit J hereto.

        3J. INTERCREDITOR AGREEMENT. The Company, the Banks, Chemical Bank, as agent, and each Purchaser shall have executed and delivered an intercreditor agreement (the "Intercreditor Agreement") substantially in the form of Exhibit G attached hereto.

        3K. NEW REVOLVING CREDIT FACILITY. The Revolving Credit Agreement governing the New Revolving Credit Facility shall be in form and substance satisfactory to each Purchaser and its special counsel and shall have been executed and delivered and be in full force and effect in accordance with its terms. The Company shall have delivered to each Purchaser a copy of the fully executed Revolving Credit Agreement, certified as true and correct by the Secretary or an Assistant Secretary of the Company.

        3L. PURCHASE OF LEASED EQUIPMENT. The Company shall have purchased the equipment currently leased in the Company's Cedar Rapids facility under two early termination options for a total purchase price of Forty-Five Million Dollars ($45,000,000).

        4. PREPAYMENTS. The entire principal amount of the Notes is due on March 30, 2006. The Notes shall be subject to required prepayment as set forth in paragraph 4A hereof and shall be subject to prepayment at the option of the Company, as set forth in paragraph 4B, and to prepayment at the option of the Purchasers upon the occurrence of certain changes in control or the existence of a Put Condition, as set forth in paragraph 4C and paragraph 4D.

        4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of twenty-eight Million Dollars ($28,000,000) on March 30 in each of the years 2002 to 2005, inclusive, and such principal amounts of the Notes, together with interest accrued thereon to the prepayment dates, shall become due on such prepayment dates. The remaining unpaid principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

        4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.

                (i) OPTIONAL PREPAYMENT RIGHT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of One Million Dollars ($1,000,000) or, if less, the entire principal amount of the Notes then outstanding), at the option of the Company, at one hundred percent (100%) of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

                (ii) NOTICE OF OPTIONAL PREPAYMENT. The Company will give each holder of Notes irrevocable written notice of any prepayment to be made pursuant to paragraph 4B(i) hereof not less than thirty (30), and not more than sixty (60), days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B(i) hereof. The notice of prepayment shall also set forth in reasonable detail the Company's calculation of the estimated Yield-Maintenance Amount payable to each holder of Notes in connection with such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, shall become due and payable on such prepayment date. Together with any prepayment to be made pursuant to paragraph 4B(i) hereof, the Company will give each holder of Notes on the prepayment date a written notice setting forth in reasonable detail the Company's calculation of the actual Yield-Maintenance Amount payable to each holder of Notes in connection with such prepayment.

        4C. OFFER TO PAY UPON CHANGE IN CONTROL.

                (i) NOTICE AND OFFER. In the event of either

                        (a) a Change in Control, or

                        (b) the obtaining of knowledge of a Notice Event by any
                Responsible Officer (including, without limitation, via the receipt of notice of a Notice Event from any holder of Notes),

the Company will, within five (5) Business Days of the occurrence of either of such events, give written notice of such Change in Control or Notice Event to each holder of Notes. In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to pay all, but not less than all, the Notes held by such holder on a date specified in such notice (the "Control Payment Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Control Payment Date shall not be specified in such notice, the Control Payment Date shall be the thirtieth (30th) day after the date of such holder's receipt of such notice. In no event will the Company take any action to consummate or finalize a Change in Control unless contemporaneously with such action the Company pays all Notes required to be paid in accordance with this paragraph 4C.

                (ii) ACCEPTANCE AND PAYMENT; REJECTION. To accept such offered payment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least ten (10) days prior to the Control Payment Date. Such offered payment shall be made at one hundred percent (100%) of the principal amount of the Notes held by holders having accepted such offer, together with interest on the Notes then being paid accrued to the Control Payment Date. A failure to respond to any such written offer of payment as provided in this paragraph 4C shall be deemed to constitute a rejection of such offer.

                (iii) OFFICER'S CERTIFICATE. Each offer to pay the Notes pursuant to this paragraph 4C shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying:

                        (a) the Control Payment Date;

                        (b) the paragraph of this Agreement under which such
                offer is made;

                        (c) that such offer is for the entire outstanding
                principal amount of Notes held by each holder of Notes (and setting forth the principal amount of each Note, according to the Company's records, offered to be paid);

                        (d) the interest that would be due on each Note offered
                to be paid, accrued to the date fixed for payment;

                        (e) that the conditions of this paragraph 4C have been
                fulfilled; and

                        (f) in reasonable detail, the nature and date or
                proposed date of the Change in Control.

Upon acceptance of any such offer by any holder of Notes, the aggregate principal amount of the Notes offered to be paid to such holder and accrued interest thereon shall become due and payable on the Control Payment Date.

                (iv) CERTAIN DEFINITIONS. The following terms have the following meanings:

                        (a) "ACCEPTABLE CONTROL PERSON" means each of Cultor and
                Eastman.

                        (b) "CHANGE IN CONTROL" means, at any time, the
                acquisition by any Person or group of Persons (other than an Acceptable Control Person), directly or indirectly, of the beneficial ownership of more than fifty percent (50%) of the total voting power of the then outstanding Voting Stock of the Company. For purposes of this definition, "group of Persons" shall mean two or more Persons that are acting together or in concert as a partnership, limited partnership, syndicate or other group for the common purpose of acquiring, holding or disposing of Securities of an issuer.

                        (c) "NOTICE EVENT" means the execution of any written
                agreement that, when fully performed by the parties thereto, would result in a Change in Control.

        4D. OBLIGATION TO PURCHASE DURING EXISTENCE OF PUT CONDITION.

                (i) EXISTENCE OF PUT CONDITION.

                        (a) In the event that a Put Condition shall exist at any
                time on or after October 15, 1996, each holder of Notes shall have the right, at any time while such Put Condition shall exist, by delivery of a written notice (the "Initial Put Notice") to the Company, to require the Company to purchase and the Company will purchase all, but not less than all, the Notes held by such holder on the date specified in such notice (a "Put Date"), which shall be a Business Day not less than twenty (20) days after the date of such notice.

                        (b) Upon its receipt of an Initial Put Notice, the
                Company will promptly, and in any event within three (3) Business Days of its receipt thereof, send a copy of such Initial Put Notice to each holder of Notes (other than the holder which shall have delivered such Initial Put Notice). Each such holder shall have the right to require the Company to purchase all, but not less than all, the Notes held by such holder on the Put Date specified in the Initial Put Notice by delivering a written notice (each such notice, together with the Initial Put Notice, being referred to as the "Put Notices") to the Company at least three (3) Business Days prior to such Put Date, which written notice shall state that such holder has elected to have the Company purchase its Notes on such Put Date.

                        (c) On each Put Date the Company shall purchase (which
                purchase shall be considered a prepayment of) the Notes identified in the Put Notices applicable thereto at one hundred percent (100%) of the principal amount thereof, together with interest accrued thereon to such Put Date and the Yield-Maintenance Amount in respect thereof.

                        (d) The Company shall give written notice to each holder
                of Notes promptly, and in any event within three (3) Business Days, after any Responsible Officer shall obtain knowledge of the existence of a Put Condition on or after October 15, 1996.

                        (e) Any holder of Notes may deliver an Initial Put
                Notice at any time while a Put Condition shall exist on or after October 15, 1996, regardless of whether any one or more other holders of Notes shall have previously delivered Put Notices.

                (ii) CERTAIN DEFINITIONS. The following terms have the following meanings:

                        (a) "PUT CONDITION" means, at any time, one or more of
                the following:

                                (I) Cultor for any reason is rated less than
                        Investment Grade by Moody's or Standard & Poor's and the Release Conditions have not been satisfied; or

                                (II) Cultor for any reason does not have a
                        commercial paper rating or a long term unsecured debt rating by either Moody's or Standard & Poor's and the Release Conditions have not been satisfied; or

                                (III) Eastman for any reason is rated less than
                        Investment Grade by Moody's or Standard & Poor's and the Release Conditions have not been satisfied; or

                                (IV) Eastman for any reason does not have a long
                        term unsecured debt rating by either Moody's or Standard & Poor's and the Release Conditions have not been satisfied.

                        (b) "INVESTMENT GRADE" means

                                (I) with respect to Cultor,

                                        (A) at any time Cultor does not have a
                                long term unsecured debt rating by Standard & Poor's or Moody's, a commercial paper rating of at least "A-2" in the case of a rating by Standard & Poor's and a rating of at least "Prime-2" in the case of a rating by Moody's, or

                                        (B) at any time Cultor does have a long
                                term unsecured debt rating by Standard & Poor's or Moody's, a rating of long term unsecured debt of at least "BBB-" in the case of a rating by Standard & Poor's and a rating of at least "Baa3" in the case of a rating by Moody's, and

                                (II) with respect to Eastman, a rating of long
                        term unsecured debt of at least "BBB-" in the case of a rating by Standard & Poor's and a rating of at least "Baa3" in the case of a rating by Moody's.

                        (c) "RELEASE CONDITIONS" means each of the conditions
                set forth in paragraph 5H(i) of this Agreement.

        4E. APPLICATION OF PREPAYMENTS; PARTIAL PAYMENTS PRO RATA.

                (i) APPLICATION OF PARTIAL PREPAYMENTS. Any prepayment of Notes pursuant to paragraph 4B hereof shall be applied first, to the principal amount due on the maturity date of the Notes and second, to the mandatory prepayments applicable to the Notes, as set forth in paragraph 4A hereof, in the inverse order of the maturity thereof. Any prepayment of Notes pursuant to paragraph 4C or paragraph 4D shall be applied ratably to the principal amount due on the maturity date of the Notes and to the mandatory prepayments applicable to the Notes as set forth in paragraph 4A hereof.

                (ii) PARTIAL PREPAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or paragraph 4B, the principal amount so prepaid shall be allocated to all of the Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

        4F. NO ACQUISITION OF NOTES.

        The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, paragraph 4B or paragraph 4C, or purchase pursuant to paragraph 4D, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

        4G. LIMITATIONS ON PAYMENTS AND PREPAYMENTS. Except as specifically set forth in this Agreement and the Notes, the Notes shall not be subject to prepayment.

        5. AFFIRMATIVE COVENANTS.

        5A. FINANCIAL STATEMENTS. The Company will deliver to each Institutional Holder (in duplicate):

                (i) as soon as practicable and in any event within forty-five
        (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company, subject to changes resulting from year-end adjustments;

                (ii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, setting forth in the case of such consolidated statements, in comparative form, corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holders and, as to the consolidated statements, certified to the Company by independent public accountants of recognized standing selected by the Company whose certificate shall be in scope and substance satisfactory to the Required Holders and, as to the consolidating statements, certified by a Responsible Officer of the Company;

                (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it sends to its public stockholders and copies of all registration statements (without exhibits) and all reports that it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any such Subsidiary;

                (v) promptly after the commencement thereof, written notice of any action or proceeding relating to the Company or any of its Subsidiaries in any court or before any governmental authority (including, without limitation, any arbitration board or tribunal) which could, if determined adversely, reasonably be expected to have a Material Adverse Effect;

                (vi) promptly after any Responsible Officer shall have knowledge thereof, any condition or occurrence which could reasonably be expected to have a Material Adverse Effect;

                (vii) promptly upon the request of any holder of Notes, any information required to be delivered (to the extent not already delivered to such holder pursuant to the other requirements of this paragraph 5A) to any Transferee by Rule 144A (17 C.F.R. Section 230.144A) under the Securities Act (or any successor provision) as a condition to the transfer of any Note pursuant to such Rule; and

                (viii) with reasonable promptness, such other financial data as such Institutional Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Institutional Holder a certificate of a Responsible Officer demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect hereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Institutional Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon a Responsible Officer obtaining knowledge of an Event of Default or Default (including, without limitation, any event of default or default in respect of any Indebtedness of the Company or any Subsidiary of the Company), it will deliver to each Institutional Holder a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

        5B. INSPECTION OF PROPERTY. The Company will permit any Person designated by any Institutional Holder in writing, at such Institutional Holder's expense (except as specified in the next succeeding sentence), to visit and inspect any of the Properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such Persons with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Institutional Holder may reasonably request. The Company will reimburse each Institutional Holder, on demand, for all reasonable expenses which such Institutional Holder may incur in connection with any such visitation, inspection or discussion if any Default or Event of Default shall exist at the time of such visitation, inspection or discussion.

        5C. COVENANT TO SECURE NOTE EQUALLY. If the Company or any of its Subsidiaries creates or assumes any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6I hereof (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C hereof the Company will make, or cause to be made pursuant to such agreements and instruments as shall be approved by the Required Holders, effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, and the Company shall cause to be delivered to each holder of a Note an opinion of independent counsel, which opinion shall be satisfactory to the Required Holders, to the effect that such agreement or instrument equally and ratably secures the Notes and is enforceable against the Company or such Subsidiary of the Company, as the case may be, in accordance with its terms. Any violation of paragraph 6I hereof will constitute an Event of Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this paragraph 5C.

        5D. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will, and will cause each of its Subsidiaries to, pay before they become delinquent,

                (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property,

        provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto and provided further that the contesting Person's title to, and its right to use, its Property is not materially adversely affected thereby. In the case of any item of the foregoing description involving in excess of One Million Dollars ($1,000,000), the Company will deliver to the holders of the Notes, promptly after the commencement of such proceedings, an opinion of the independent counsel responsible for such proceedings stating that the Company has a meritorious defense to the claims asserted with respect to such item and the adequacy of such reserves will be supported by an opinion of the independent accountants of the contesting Person.

        5E. MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE. The Company covenants that it will, and will cause each of its Subsidiaries to:

                (i) PROPERTY -- maintain its Property in as good condition as may be required by its business operations and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                (ii) INSURANCE -- maintain, with financially sound and reputable insurers having a general policyholders' rating of at least "A" and a financial size category of at least "XV" or their equivalent from A.M. Best Company (or another nationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurance companies), insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, public liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                (iii) FINANCIAL RECORDS -- maintain sound accounting policies and an adequate and effective system of accounts and internal accounting controls that will safeguard assets, properly record income, expenses and liabilities, and assure the production of proper financial statements in accordance with GAAP;

                (iv) CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary

                        (a) to preserve and keep in full force and effect its
                existence, rights and franchises, and

                        (b) to maintain each Subsidiary Guarantor as a
                Subsidiary, except as otherwise permitted by paragraph 6J hereof; and

                (v) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, except for violations or failures to obtain that, in the aggregate for all such failures and violations, could not reasonably be expected to have a Material Adverse Effect.

        5F. PENSION PLANS.

                (i) ERISA COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times

                        (a) with respect to each Pension Plan, make timely
                payments of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto and, with respect to each Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA and

                        (b) comply with all other provisions of ERISA,

        except for such failures to make contributions and failures to comply as could not reasonably be expected to have a Material Adverse Effect (based on such failures as have actually occurred on any date of determination, but not taking into account the effect that would be caused if there were continued failures to make such contributions or to comply after such date).

                (ii) FOREIGN PENSION PLANS. The Company will, and will cause each of its Subsidiaries to, at all times, comply in all material respects with all laws, regulations and orders applicable to the establishment, operation, administration and maintenance of all Foreign Pension Plans, and pay when due all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, except where the failure to comply with such laws, regulations and orders, and to make such payments, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect (based on such failures as have actually occurred on any date of determination, but not taking into account the effect that would be caused if there were continued failures to make such payments or to comply after such date).

        5G. PAYMENT OF NOTES AND MAINTENANCE OF OFFICE. The Company covenants that it will punctually pay, or cause to be paid, the principal and interest (and Yield-Maintenance Amount, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office at the address of the Company set forth in paragraph 11I hereof where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Notes of any change of location of such office, which will in any event be located in the United States of America.

        5H. PROVISION OF GUARANTIES.

                (i) RELEASE OF PARENT GUARANTIES. The Purchasers hereby agree to release each of the Parent Guarantors from their respective obligations under the Eastman Guaranty and the Cultor Guaranty, and to execute and deliver to the Company a release in the form of Exhibit K hereto, upon the written request of the Company and upon the satisfaction of each of the following conditions:

                        (a) the Solvay Acquisition shall have been consummated
                and the Company shall have delivered to each holder of Notes a copy of the fully executed Acquisition Agreement and a copy of each other Acquisition Document which any holder of Notes shall have requested, in each case certified as true and correct by the Secretary or an Assistant Secretary of the Company;

                (b) each holder of Notes shall have received

                        (I) a guaranty (each, as amended from time to time, a
                "Subsidiary Guaranty") in the form of Exhibit E attached hereto, executed and delivered by each Subsidiary Guarantor and each Material Subsidiary, and

                        (II) a certificate signed by the Secretary or an
                Assistant Secretary of each Subsidiary Guarantor and each Material Subsidiary, substantially in the form of Exhibit F hereto;

                        (c) each holder of Notes shall have received from each
                of (i) Harter, Secrest & Emery, counsel for the Company and the Subsidiary Guarantors, (ii) DeBandt, Van Hecke & Lagae, special Belgian counsel to the Company, (iii) DeBrauw, Blackstone, Westbroek, special Dutch counsel to the Company, and (iv) Hannes Snellman, special Finnish counsel to the Company, favorable opinions satisfactory in form and scope to each holder of Notes as to matters regarding the authorization, execution and delivery of the Subsidiary Guaranty, and its enforceability; and

                        (d) Cultor Ltd. and Eastman Chemical Company,
                collectively, shall have purchased capital stock of the Company, or otherwise made a capital contribution to the Company, in the aggregate amount of Forty Million Dollars ($40,000,000) subsequent to January 1, 1996 for the purpose of financing, in part, the Solvay Acquisition,

                (ii) SUBSIDIARY GUARANTIES. Each Person that becomes a Material Subsidiary will execute and deliver to each of the holders of the Notes within thirty (30) days after becoming a Material Subsidiary (or on the Release Date, if such date is later), a duly authorized Joinder Agreement, a Secretary's Certificate substantially in the form of Exhibit F hereto, and an opinion of counsel to the Material Subsidiary regarding the authorization, execution and delivery of such Joinder Agreement, and its enforceability, which opinion shall be satisfactory in all respects to the Required Holders, provided, however, that if, at any time after the Release Date, the aggregate contribution to Consolidated Net Income of all Subsidiaries of the Company that have not executed Subsidiary Guaranties or Joinder Agreements exceeds fifteen percent (15%) of Consolidated Net Income (in each case determined for the fiscal quarter of the Company then most recently ended) or if the aggregate contribution to Consolidated Net Worth of all Subsidiaries of the Company that have not executed Subsidiary Guaranties or Joinder Agreements exceeds fifteen percent (15%) of Consolidated Net Worth (in each case determined as of the end of the fiscal quarter of the Company then most recently ended), then the Company shall promptly cause a sufficient number of such Subsidiaries of the Company to execute and deliver Joinder Agreements to each of the holders of Notes so that, after giving effect to all such Joinder Agreements, neither of the conditions set forth above in this proviso shall exist.

        5I. PARI PASSU RANKING. The Notes shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of the Company, present and future, that have not been accorded by law preferential rights. Each Subsidiary Guaranty shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of the Subsidiary Guarantor obligated thereunder, present and future, that have not been accorded by law preferential rights. The Cultor Guaranty shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of Cultor, present and future, that have not been accorded by law preferential rights. The Eastman Guaranty shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of Eastman, present and future, that have not been accorded by law preferential rights.

        6. NEGATIVE COVENANTS.

        6A. INDEBTEDNESS. The Company will not at any time permit Consolidated Indebtedness to be greater than fifty-five percent (55%) of Total
Capitalization.

        6B. EBITDA LEVERAGE MAINTENANCE TEST. The Company will not permit the ratio of

                (i) Consolidated Indebtedness, determined as of the end of any fiscal quarter of the Company, to

                (ii) EBITDA for the period of four (4) consecutive fiscal quarters ending with such fiscal quarter,

to be greater than (a) 4.00 to 1.00, as of the end of any fiscal quarter ending at any time from and including September 30, 1996 to and including June 29, 1997 or (b) 3.50 to 1.00, as of the end of any fiscal quarter ending on or after June 30, 1997.

        6C. INTEREST EXPENSE COVERAGE. The Company will not permit the ratio of

                (i) EBITDA for any period of four (4) consecutive fiscal quarters of the Company to

                (ii) Consolidated Interest Expense for such period to be less than 2.75 to 1.00.

        6D. FIXED CHARGE COVERAGE. The Company will not permit the ratio of

                (i) EBITDAR for any period of four (4) consecutive fiscal quarters of the Company to

                (ii) Consolidated Fixed Charges for such period to be less than
        2.00 to 1.00.

        6E. CONSOLIDATED NET WORTH. The Company will not at any time permit Consolidated Net Worth to be less than Two Hundred Twenty-Five Million Dollars ($225,000,000).

        6F. LIMITATION ON SUBSIDIARY INDEBTEDNESS. The Company will not at any time permit any of its Subsidiaries, directly or indirectly, to create, incur, issue, assume or otherwise become liable with respect to any Indebtedness or Preferred Stock other than:

                (i) Indebtedness or Preferred Stock of any such Subsidiary outstanding on the Closing Date and listed on Annex 3 hereto, and the extension, renewal, or replacement of such Indebtedness or Preferred Stock so long as,

                        (a) the principal amount of such Indebtedness or the
                aggregate liquidation value of such Preferred Stock, as the case may be, shall not be increased in excess of the amount of such Indebtedness, or the aggregate liquidation value of such Preferred Stock, outstanding immediately prior to such extension, renewal or replacement, and

                        (b) any covenants or restrictions applicable to such
                Subsidiary on account of such Indebtedness or Preferred Stock shall not be materially more onerous to such Subsidiary than the covenants or restrictions applicable to such

                Subsidiary on account of such Indebtedness or Preferred Stock prior to such extension, renewal or replacement;

                (ii) Indebtedness owing to, or Preferred Stock beneficially owned by, the Company or a Wholly-Owned Subsidiary, and

                (iii) Indebtedness or Preferred Stock of any such Subsidiary not otherwise permitted under clause (i) or clause (ii) of this paragraph 6F so long as immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Preferred Stock and the concurrent retirement of other Indebtedness or Preferred Stock the sum of

                        (a) the aggregate principal amount of all such newly
                incurred Indebtedness or the aggregate liquidation value of all such newly issued Preferred Stock, plus

                        (b) the aggregate amount of all outstanding Indebtedness
                and the aggregate liquidation value of all outstanding Preferred Stock previously incurred or issued by all such Subsidiaries (other than any such Indebtedness or Preferred Stock owned by the Company or any Wholly-Owned Subsidiary), shall not exceed ten percent (10%) of Consolidated Net Worth at such time.

In the event that there is any question as to whether the covenants and restrictions referred to in paragraph 6F(i)(b) shall be more onerous to any Subsidiary of the Company than the covenants and restrictions applicable to such Subsidiary prior to any extension, renewal or replacement referred to in such paragraph, the written determination of the Required Holders shall be conclusive.

        6G. LIMITATIONS ON CERTAIN SUBSIDIARY ACTIONS. The Company will not, nor will it permit any of its Subsidiaries to, enter into any agreement which would, directly or indirectly, restrict such Subsidiary's ability or right to:

                (i) pay dividends or make any other distributions to the Company;

                (ii) pay any Indebtedness owing to the Company;

                (iii) make loans or advances to, or other Investments in, the Company; or

                (iv) transfer any Property to the Company.

        6H. RESTRICTED PAYMENTS. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, make, set apart any funds or other Property for, or incur any liability to make, any Restricted Payment unless, immediately after giving effect to such action, no Default or Event of Default would exist, including, without limitation, an Event of Default arising from a failure to comply with paragraph 6A and paragraph 6B hereof.

        6I. LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C hereof), except:

                (i) Liens outstanding on the Closing Date and listed on Annex 3 hereto;

                (ii) any Lien on Property that is

                        (a) properly classifiable in accordance with GAAP as
                non-current, and

                        (b) acquired or constructed by the Company or any
                Subsidiary of the Company,

        which Lien secures Indebtedness used by the owner of such Property to pay for all or a portion of the related purchase price or construction costs of such Property, provided that

                                (I) such Lien shall not extend to or cover any
                        Property other than Property acquired or constructed after the Closing Date with the proceeds of the Indebtedness secured thereby, and shall not secure Indebtedness other than such Indebtedness,

                                (II) Such Lien shall be imposed on such Property
                        at the time of or before the acquisition or substantial completion thereof, and

                                (III) such Lien shall secure Indebtedness in an
                        amount not exceeding one hundred percent (100%) of the cost of acquisition or construction of the Property to which such Indebtedness relates;

                (iii) (a) any Lien on any Property of a Person at the time it becomes a Subsidiary of the Company or merges with or consolidates into the Company or any Subsidiary of the Company, and

                        (b) any Lien on any Property acquired by the Company or
                any Subsidiary of the Company that was in existence at the time of such acquisition,

        provided that, in the case of each of the foregoing clauses (iii)(a) and
        (iii)(b) of this paragraph 6I,

                                (I) such Lien shall not extend to or cover any
                        Property other than the Property subject to such Lien at the time of such transaction, and shall not secure Indebtedness other than the Indebtedness outstanding at the time of such transaction,

                                (II) the aggregate amount of Indebtedness
                        secured by Liens on such Property shall not exceed an amount equal to one hundred percent (100%) of the cost of acquisition of such Property measured at the time of such transaction, and

                                (III) such Lien shall not have been created in
                        contemplation of any such transaction, and shall not have been created by the Company or a Subsidiary of the Company;

                (iv) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings;

                (v) Liens incurred or deposits made in the ordinary course of business,

                        (a) in connection with workmen's compensation,
                unemployment insurance, social security and other like laws,

                        (b) to secure the performance of letters of credit,
                bids, tenders, sales contracts, surety and performance bonds (of a type other than set forth in clause (vi) of this paragraph 6I) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, and

                        (c) in respect of leases, statutory obligations or
                claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that

                                (I) the obligations secured by such Liens shall
                        not be due and payable or, if due and payable, shall be actively contested in good faith by appropriate proceedings,

                                (II) such obligations shall not have arisen in
                        connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, and

                                (III) such Liens in the aggregate could not
                        reasonably be expected to have a Material Adverse
                        Effect;

                        (vi) Liens, arising in connection with court
                proceedings,

                        (a) in the nature of attachments, remedies and
                judgments, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and provided further that the aggregate amount so secured, together with the aggregate amount secured pursuant to clause (vi)(b) of this paragraph 6I, shall not at any time exceed Two Million Dollars ($2,000,000), and

                        (b) securing appeal bonds, supersedes bonds and other
                similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose, provided that the aggregate amount so secured, together with the aggregate amount secured pursuant to clause (vi)(a) of this paragraph 6I, shall not at any time exceed Two Million Dollars ($2,000,000);

                (vii) Liens on Property of a Subsidiary of the Company to secure obligations of such Subsidiary to the Company or another Subsidiary of the Company;

                (viii) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of such real property or materially interfere with their use in the ordinary conduct of the owning Person's business;

                (ix) any Lien permitted by clause (i) through (viii) of this paragraph 6I securing Indebtedness that is being renewed, extended or refunded, provided that such Lien is not extended to any other Property at the time of such renewal, extension or refunding and that the principal amount of such Indebtedness so secured is not increased in excess of the principal amount outstanding at the time of such renewal, extension or refunding; and

                (x) Liens securing Indebtedness other than those Liens permitted by clauses (i) through (ix) of this paragraph 6I, provided that after giving effect to the incurrence of any Indebtedness secured by any such Lien, the sum of all such Indebtedness secured by such Liens shall not exceed ten percent (10%) of Consolidated Net Worth, determined at such time.

        6J. MERGERS AND CONSOLIDATIONS. The Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into any other Person, or convey, transfer, spinoff or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except that:

                (i) any such Subsidiary may

                        (a) merge or consolidate with or into, or convey,
                transfer or spin-off all or substantially all of its assets to, the Company, provided that the Company is the continuing or surviving corporation, or

                        (b) convey, transfer or spin-off all or substantially
                all of its assets in compliance with the provisions of paragraph 6K hereof;

                (ii) any such Subsidiary may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to, another Subsidiary of the Company, provided that immediately after giving effect to such transaction, the Company, directly or indirectly, retains at least the same ownership interest in the surviving or transferee Subsidiary as it had in the other Subsidiary immediately prior to such transaction, and

                (iii) the Company may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to, any other solvent corporation, provided that

                        (a) the successor formed by such consolidation or the
                survivor of such merger or the Person that acquires by conveyance, transfer or spin-off all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia,

                        (b) if the Company is not the Successor Corporation,
                such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder an opinion, in form and substance satisfactory to the Required Holders, of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                        (c) immediately prior to, and immediately after giving
                effect to, such transaction, no Default or Event of Default would exist, including, without limitation, an Event of Default arising from a failure to comply with paragraph 6A and paragraph 6B hereof.

        No such conveyance, transfer or spin-off of all or substantially all of the Property of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

        6K. SALE OF ASSETS.

                (i) SALE OF ASSETS. The Company will not, and will not permit any of its Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

                        (a) the Property that is the subject of such Transfer
                constitutes either (A) inventory held for sale, or (B) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (A) or clause (B), such Transfer is in the ordinary course of business (an "Ordinary Course Transfer");

                        (b) either

                                (I) such Transfer is from a Subsidiary of the
                        Company to the Company or to any other Subsidiary of the Company and immediately after giving effect to such Transfer, the Company, directly or indirectly, retains at least the same ownership interest in the transferee Subsidiary as it had in the transferor Subsidiary immediately prior to such Transfer, or

                                (II) such Transfer is from the Company to a
                        Wholly-Owned Subsidiary of the Company (each such Transfer described in clause (I) and clause (II), an "Intergroup Transfer");

                        (c) such Transfer is permitted under paragraph 6J hereof
                (a "Permitted Transfer"); or

                        (d) such Transfer is not an Ordinary Course Transfer, an
                Intergroup Transfer or a Permitted Transfer (such transfers collectively referred to as "Excluded Transfers"), and all of the following conditions shall have been satisfied with respect thereto:

                                (I) such Transfer does not involve a Substantial
                        Portion of the Property of the Company and its Subsidiaries,

                                (II) in the good faith opinion of the Company,
                        such Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the Property exchanged, and

                                (III) immediately before and after giving effect
                        to such transaction no Default or Event of Default exists or would exist.

                (ii) INDEBTEDNESS PREPAYMENT TRANSFERS AND REINVESTED TRANSFERS.

                        (a) Notwithstanding the provisions of paragraph 6K(i),
                the determination of whether a Transfer involves a Substantial Portion of the Property of the Company and its Subsidiaries, as provided in paragraph 6K(i)(d)(I) hereof, shall be made by

                                (I) excluding the Solvay Asset Sale Amount, and

                                (II) deducting from the Disposition Value of the
                        Property subject to such Transfer the same proportion of the Disposition Value attributable to such Property as shall be equal to the proportion of the Net Proceeds (the "Designated Portion") to be applied to either:

                                        (A) the prepayment of the Notes and
                                other Senior Indebtedness (a "Prepayment
                                Transfer"), ratably in accordance with the respective outstanding principal amounts thereof, within one hundred eighty (180) days before or after the consummation of such Transfer, or

                                        (B) the acquisition, within one hundred
                                eighty (180) days before or after the
                                consummation of such Transfer, of Property
                                (including the capital stock of corporations that, upon such acquisition, become Subsidiaries of the Company) to be utilized in the business of the Company and its Subsidiaries (a "Reinvested Transfer"), in each case, as specified in the written notice referred to in paragraph 6K(iii).

                Any prepayment of the Notes made in connection with a Prepayment Transfer shall be made pursuant to paragraph 4B hereof.

                        (b) If, notwithstanding the immediately preceding clause
                (a), the Company shall fail to apply the entire amount of the Designated Portion as specified in such written notice given in accordance with paragraph 6K(iii) within the period stated in paragraph 6K(ii)(a)(II), the computation of whether such Transfer involved a Substantial Portion of the Property of the Company and its Subsidiaries shall be recomputed, as of the date of such Transfer, by deducting from the Disposition Value of the Property subject to such Transfer only the same proportion of such Disposition Value as shall be equal to the proportion of the Net Proceeds attributable to such Property actually applied to either a Prepayment Transfer or a Reinvested Transfer within such period. If, upon the recomputation provided for in the preceding sentence, such Transfer involved a Substantial Portion of the Property of the Company and its Subsidiaries, an Event of Default shall be deemed to have existed as of the expiration of such period.

                (iii) NOTICES WITH RESPECT TO TRANSFERS. The Company shall give written notice to each holder of Notes at least ten days (10) days prior to the consummation of any Transfer if such Transfer would violate the provisions of paragraph 6K(i), but for the application of paragraph 6K(ii)(a). Such notice shall:

                        (a) specify the anticipated consummation date of such
                Transfer;

                        (b) set forth the Disposition Value of the Property
                subject to the Transfer and an estimate of the Net Proceeds to be received for such Property upon the Transfer thereof; and

                        (c) state the portion of the estimated Net Proceeds to
                be applied to either or both of a Reinvested Transfer or a Prepayment Transfer.

        In addition, the Company shall give written notice to each holder of Notes not more than ten (10) days after the expiration of the period of one hundred and eighty (180) days referred to in paragraph 6K(ii)(a)(II)

                        (x) specifying the portion of such Net Proceeds actually
                applied to a Reinvested Transfer or a Prepayment Transfer,

                        (y) describing in reasonable detail the Property
                acquired with such Reinvested Transfer or the Senior Indebtedness paid as a result of such Prepayment Transfer, and

                        (z) setting forth, in reasonable detail, any computation
                required by paragraph 6K(ii)(b).

                (iv) CERTAIN DEFINITIONS.

                        (a) "BOOK VALUE" means, in the case of any Transfer of
                capital stock of any Person, the same proportion of the Total Assets of such Person as shall be equal to the proportion of the equity of such Person represented by the capital stock subject to such Transfer, and, in the case of any Transfer of any asset (other than capital stock) of any Person as of the date of the determination thereof shall mean the amount at which the same is recorded, or in accordance with GAAP should have been recorded, in the books of account of such Person.

                        (b) "DISPOSITION VALUE" means, at any time, with respect
                to any Transfer, the greater of the Fair Market Value or book value of the Property subject to such Transfer.

                        (c) "NET PROCEEDS" means, with respect to the Transfer
                of any Property by the Company or any of its Subsidiaries, the remainder, if any, of

                                (I) the aggregate amount of the consideration
                        (valued at the Fair Market Value thereof at the time of the consummation of such Transfer) received by such Person in connection with such Transfer, minus

                                (II) the sum of

                                        (A) the principal amount of and premium,
                                if any, on any Indebtedness which is secured by or which finances any such Property (other than Indebtedness assumed by the purchaser of such Property) and which is required to be, and is, repaid upon consummation of such Transfer (other than the Notes),

                                        (B) the out-of-pocket expenses incurred
                                by the Company or any Subsidiary of the Company in connection with such Transfer, and

                                        (C) all taxes, including taxes measured
                                by income, calculated as if the Company and its Subsidiaries were a separate consolidated group for tax purposes and assuming such Transfer was the only transaction in which the Company and its Subsidiaries engaged during the relevant period, without giving effect to any carryforwards, carrybacks or credits.

                        (d) "SENIOR INDEBTEDNESS" means the Notes and any
                Indebtedness of the Company that is not in any manner subordinated in right of payment to the Notes or to any other Indebtedness of the Company.

                        (e) "SOLVAY ASSET SALE AMOUNT" means the Net Proceeds
                received by the Company from any Transfer of the dairy and food enzyme business to be acquired by the Company as part of the Solvay Acquisition in an amount up to (but not in excess of) Thirty-Five Million Dollars ($35,000,000) (it being understood that any Net Proceeds in excess of such amount shall be taken into account in any determination of whether there has been a Transfer at any time of a Substantial Portion of the Property of the Company and its Subsidiaries).

                        (f) "SUBSTANTIAL PORTION" means, at any time, any
                Property subject to a Transfer if the Disposition Value of such Property, when added to the Disposition Value of all other Property of the Company and its Subsidiaries that has been the subject of a Transfer (other than an Excluded Transfer and subject, with respect to both such Property and all such other Property, to the provisions of paragraph 6K(ii)(b)) during the then current fiscal year of the Company, exceeds an amount equal to ten percent (10%) of Consolidated Total Assets at such time.

                        (g) "TOTAL ASSETS" means, with respect to any Person at
                any time, all of the assets of such Person which would be reflected, at such time, on a balance sheet of such Person prepared in accordance with GAAP.

                        (h) "TRANSFER" means, with respect to any Person, any
                transaction in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its Property (other than cash, temporary cash investments and trade receivables), including, without limitation, capital stock of any Person.

        6L. PERMITTED INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make any Investment other than a Permitted Investment.

        6M. TRANSACTIONS WITH AFFILIATES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

        6N. LINE OF BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result thereof, the business and operations of the Company and its Subsidiaries taken as a whole, would not be substantially the same as described in the Memorandum, except the Solvay dairy and food enzyme business intended to be sold and described in paragraph 6K(iv)(e) hereof.

        6O. SALE OR DISCOUNT OF RECEIVABLES. The Company will not, nor will it permit any of its Subsidiaries to, discount or sell with recourse, or sell for less than the greater of the face value or Fair Market Value thereof, any of its notes receivable or accounts receivable.

        6P. PRIVATE OFFERING. The Company will not, nor will it permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

        7. EVENTS OF DEFAULT.

        7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount on any Note when the same shall become due, either by the terms thereof or otherwise as provided herein; or

                (ii) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the date due; or

                (iii) the Company or any of its Subsidiaries defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property, whether or not secured, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any of its Subsidiaries fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any originally stated maturity, or to be repurchased by the Company or any of its Subsidiaries, provided that the amount of any obligation as to which such a payment default shall occur or such a failure or other event causing or permitting acceleration or repurchase shall occur and be continuing exceeds Two Million Dollars ($2,000,000), individually, or the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration or repurchase shall occur and be continuing exceeds Five Million Dollars ($5,000,000); or

                (iv) the Company or any Subsidiary of the Company fails to perform or observe any agreement, term or condition contained in the Revolving Credit Agreement or any agreement extending, replacing or refinancing the obligations of the Company under the Revolving Credit Agreement, beyond any period of grace provided with respect thereto, provided that this clause (iv) shall not apply to a failure to make any payment owing under the Revolving Credit Facility (which failure may nevertheless constitute an Event of Default under clause (iii) of this paragraph 7A, subject to the requirements of such clause); or

                (v) any representation or warranty made by the Company herein or in any writing furnished in connection herewith or pursuant hereto shall be false in any material respect on the date as of which made; or

                (vi) the Company fails to perform or observe any agreement contained in paragraph 6 hereof; or

                (vii) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within thirty (30) days after any officer of the Company obtains actual knowledge thereof; or

                (viii) any Subsidiary Guaranty shall cease to be in full force and effect on or after the Release Date; or

                (ix) any warranty or representation contained in the Subsidiary Guaranty shall be false or misleading in any material respect when made, or a Subsidiary Guarantor shall breach or violate any covenant contained in the Subsidiary Guaranty under which it is obligated; or

                (x) a Guaranty Event of Default shall have occurred and be continuing; or

                (xi) the Eastman Guaranty or the Cultor Guaranty shall cease to be in full force and effect prior to the Release Date; or

                (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary of the Company decreeing a split-up of the Company or such Subsidiary of the Company that requires the divestiture of assets representing a Significant Part, or the divestiture of the stock of a Subsidiary of the Company whose assets represent a Significant Part, of Consolidated Total Assets or that requires the divestiture of assets, or stock of a Subsidiary of the Company, that shall have contributed a Significant Part of Consolidated Net Income for any of the three fiscal years of the Company then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

                (xiii) a final judgment in an amount in excess of Two Million Dollars ($2,000,000) is rendered against the Company or any of its Subsidiaries and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

                (xiv) the Company or any of its Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                (xv) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing the dissolution of the Company or any of its Subsidiaries and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

                (xvi) any decree or order for relief in respect of the Company or any of its Subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

                (xvii) the Company or any Subsidiary of the Company petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any of its Subsidiaries, or of any substantial part of the Property of the Company or any of its Subsidiaries, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary of the Company) relating to the Company or any of its Subsidiaries under the Bankruptcy Law of any other jurisdiction; or

                (xviii) any such petition or application is filed, or any such proceedings are commenced, against the Company or any of its Subsidiaries and the Company or such Subsidiary of the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than thirty (30) days;

then

                        (a) if such event is an Event of Default specified in
                clause (xvi), (xvii) or (xviii) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,

                        (b) if such event is an Event of Default specified in
                clause (i) or clause (ii) of this paragraph 7A, any holder of Notes who or which shall not have consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

                        (c) if such event is not an Event of Default specified
                in clause (xvi), (xvii) or (xviii), of this paragraph 7A the Required Holders may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

        7B. RESCISSION OF ACCELERATION. At any time after all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A(c) hereof by any holder or holders of Notes, then and in every such case, the Required Holders may, by written instrument filed with the Company and such holder or holders, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                        (a) no judgment or decree shall have been entered for
                the payment of any moneys due on or pursuant to the Notes or this Agreement;

                        (b) all arrears of interest upon all the Notes and all
                other sums payable under the Notes and under this Agreement (except any principal of, or interest or Yield-Maintenance Amount on, the Notes that shall have become due and payable by reason of such declaration under paragraph 7A) shall have been duly paid; and

                        (c) each and every other Default and Event of Default
                shall have been waived pursuant to paragraph 11C hereof or otherwise made good or cured.

No such rescission and annulment shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        7C. NOTICE OF ACCELERATION OR RESCISSION.

        Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

        7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and any Subsidiary Guaranty by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants, as of the Closing Date, as follows:

        8A. ORGANIZATION AND AUTHORITY.

                (i) Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of its respective jurisdiction of incorporation.

                (ii) PART 8A OF ANNEX 3 attached to this Agreement sets forth, as of the Closing Date,

                        (a) the name of each corporation, partnership and joint
                venture which is an Affiliate, and the nature of the affiliation of such Affiliate, and

                        (b) the name of each Subsidiary of the Company and its
                jurisdiction of incorporation (or organization).

                (iii) Each of the Company and its Subsidiaries

                        (a) has all licenses, certificates, permits, franchises
                and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect, and

                        (b) has duly qualified or has been duly licensed, and is
                authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction, except where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                (iv) All of the outstanding common stock of the Company is owned by Eastman and Cultor U.S., Inc., a Delaware corporation and wholly-owned Subsidiary of Cultor.

        8B. FINANCIAL STATEMENTS; SUMMARY AND PRO FORMA FINANCIAL INFORMATION.

                (i) FINANCIAL STATEMENTS. The Company has furnished each Purchaser with each of the financial statements described in PART 8B OF ANNEX 3 attached to this Agreement, identified by a principal financial officer of the Company. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the consolidated statements of operations, changes in shareholders' equity, income and cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since December 31, 1995.

                (ii) SUMMARY AND PRO FORMA FINANCIAL INFORMATION. All statements or summaries of historical financial condition and performance of the Company and its Subsidiaries included in the Memorandum have been derived from financial statements and information prepared on a basis of accounting consistent with GAAP, except as noted therein. All pro forma and projected information (the "Projections") with respect to the

        Company or any of its Subsidiaries included in the Memorandum or otherwise provided to any Purchaser by the Company have been derived from financial statements and information prepared on a basis of accounting consistent with GAAP and with accounting principles currently used by the Company, except as noted therein, and all material assumptions on which such pro forma information was based are disclosed therein. The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. Such Projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Company as to the projected results of the operations of the Company after giving effect to the transactions contemplated by the Financing Documents. The estimates of future performance and financial condition set forth in the Projections, taken as a whole, are reasonable. No material facts have occurred since the preparation of the Projections that would materially affect such Projections. Any and all references to 1995 financial figures contained in the Projections referred to in this paragraph 8B(ii) shall, in each case, be qualified in their entirety by the 1995 financial statements delivered by the Company to each Purchaser and described in Part 8B of Annex 3 hereto.

        8C. ACTIONS PENDING. Except as listed on PART 8(C) OF ANNEX 3, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any Properties or rights of the Company or any its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that could reasonably be expected to have a Material Adverse Effect.

        8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness as of March 31, 1996 except as listed on PART 8D OF ANNEX 3 attached to this Agreement. The aggregate amount of all indebtedness of the Company and the Subsidiaries incurred since March 31, 1996 and outstanding on the Closing Date (excluding the Indebtedness evidenced by the Notes) is not in excess of Fifteen Million United States Dollars (US$15,000,000) (or the equivalent thereof in other currencies). There exists no default under the provisions of any instrument evidencing any Indebtedness of the Company or any of its Subsidiaries or of any agreement relating thereto.

        8E. TITLE TO PROPERTIES. Each of the Company and its Subsidiaries has good and indefeasible title to its respective real properties (other than properties that it leases) and good title to all of its other respective Properties, including the Properties reflected in the most recent audited balance sheet referred to in paragraph 8B(i) (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6I hereof. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

        8F. TAXES. Each of the Company and its Subsidiaries has filed all Federal, State and other income tax returns that, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

        8G. CONFLICTING AGREEMENTS AND OTHER MATTERS.

                (i) RESTRICTIVE AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

                (ii) CONFLICTING AGREEMENTS. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement and the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

                (iii) LIMITATIONS ON DEBT. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary of the Company, any agreement relating thereto or any other contract or agreement (including its charter) that limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed on Part 8G OF ANNEX 3 attached to this Agreement.

        8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar Security of the Company for sale to, or solicited any offers to buy the Notes or any similar Security of the Company from, or otherwise approached or negotiated with respect hereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action that would subject the issuance or sale of the Notes to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or "blue sky" law of any applicable jurisdiction.

        8I. REGULATION G, ETC. Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("Margin Stock"). PART 8I OF ANNEX 3 attached to this Agreement describes the use of proceeds from the sale of the Notes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any Indebtedness that was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

        8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan. No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Pension Plan by the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the IRC. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9 hereof as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by it.

        8K. ENVIRONMENTAL COMPLIANCE.

                (i) COMPLIANCE. Each of the Company and its Subsidiaries has been, since its incorporation, complying with, and, on the Closing Date will be in compliance with, all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply could reasonably be expected to have a Material Adverse Effect.

                (ii) LIABILITY. Neither the Company nor any of its Subsidiaries is subject to any liability under any Environmental Protection Laws that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        8L. GOVERNMENTAL CONSENT. Neither the nature of the Company or any of its Subsidiaries, nor any of their respective businesses or Properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes, the Cultor Guaranty and the Eastman Guaranty or fulfillment of or compliance with the terms and provisions of this Agreement, the Cultor Guaranty, the Eastman Guaranty or the Notes.

        8M. DISCLOSURE. Neither this Agreement, the Memorandum nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection with the sale of the Notes contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and in such documents, certificates and statements not misleading. There is no fact peculiar to the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or in the future may (so far as the Company can now foresee) have a Material Adverse Effect and that has not been set forth herein or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

        8N. CERTAIN LAWS.

                (i) INVESTMENT COMPANY ACT. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (ii) ABSENCE OF FOREIGN OR ENEMY STATUS. The Company is not

                        (a) an "enemy" or an "ally of enemy" within the meaning
                of Section 2 of the Trading with the Enemy Act, as amended, or any executive orders or regulations issued or promulgated pursuant thereto, or

                        (b) a "national" of any "designated enemy country" as
                such terms are defined in Executive Order No. 9095, as amended, of the President of the United States of America.

        Neither the issue and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control Regulations, the Regulations Prohibiting Transactions Involving the Shipment of Certain Merchandise between Foreign Countries, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Iranian Transactions Regulations, the Libyan Sanctions Regulations, the Iraqi Sanctions Regulations, the Federal Republic of Yugoslavia (Serbia and Montenegro) and Bosnian Serb-Controlled Areas of the Republic of Bosnia and Herzegovina Sanctions Regulations or the Unita (Angola) Sanctions Regulations, of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (transactions with Iraq) and Executive Orders 12723 and 12725 (transactions with Kuwait).

                (iii) HOLDING COMPANY STATUS. The Company is not a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        9. REPRESENTATIONS OF THE PURCHASER.

        9A. PURCHASE FOR INVESTMENT. Each Purchaser represents as of the Closing Date, and in making the sale of Notes to each such Purchaser it is specifically understood and agreed, that such Purchaser is not acquiring the Notes to be purchased by it under this Agreement with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of each Purchaser's Property shall at all times be and remain within its control.

        9B. ERISA. Each Purchaser represents as of the Closing Date:

                (i) if it is acquiring the Notes for its own account with funds from or attributable to its general account, and in reliance upon the Company's representations set forth in paragraph 8J, that the amount of the reserves and liabilities for the general account contracts (as defined by the annual statement for life insurance companies as in effect on the date hereof and approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) held by or on behalf of any Pension Plan together with the amount of the reserves and liabilities for the general account contracts held by or on behalf of any other Pension Plans maintained by the same employer (or affiliate thereof, as such term is defined in section V of DOL Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995)) or by the same employee organization (as defined in ERISA) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company; for purposes of the percentage limitation in this clause (i), the amount of reserves and liabilities for the general account contracts held by or on behalf of a Pension Plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis; or

                (ii) if any part of the funds being used by it to purchase the Notes shall come from assets of an employee benefit plan (as defined in section 3 of ERISA) or a plan (as defined in section 4975(e)(1) of the
        IRC):

                        (a) if such funds are attributable to a "separate
                account" (as defined in section 3 of ERISA), then

                                (I) all requirements for an exemption under DOL
                        Prohibited Transaction Exemption 90-1 (issued January 29, 1990) are met with respect to the use of such funds to purchase the Notes, or

                                (II) the employee benefit plans with an interest
                        in such separate account have been identified in a writing delivered by such Purchaser to the Company;

                        (b) if such funds are attributable to a "separate
                account" (as defined in section 3 of ERISA) that is maintained solely in connection with fixed contracted obligations of an insurance company, any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account;

                        (c) if such funds are attributable to an "investment
                fund" managed by a "qualified plan asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Exemption 84-14, issued March 13, 1984), all requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the Notes; or

                        (d) such employee benefit plan is excluded from the
                provisions of section 406 of ERISA by virtue of section 4(b) of ERISA.

        10. DEFINITIONS. The following terms shall have the meanings specified with respect thereto below:

        10A. YIELD-MAINTENANCE TERMS.

        "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B hereof (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or purchased pursuant to paragraph 4D hereof or is declared to be immediately due and payable pursuant to paragraph 7 hereof, as the context requires.

        "DESIGNATED SPREAD" shall mean one-half percent (0.50%).

        "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

        "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the sum of the Designated Spread plus the yield to maturity implied by either, (i) the yields reported, as of 10:00 A.M, (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then

                (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

Such implied yield shall be determined, if necessary, by

                        (a) converting U.S. Treasury bill quotations to
                bond-equivalent yields in accordance with accepted financial practice, and

                        (b) interpolating linearly between reported yields for
                various maturities most closely corresponding to the Remaining Average Life of such called principal as of the Settlement Date.

        "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing

                (i) such Called Principal into

                (ii) the sum of the products obtained by multiplying

                        (a) each Remaining Scheduled Payment of such Called
                Principal (but not of interest thereon) by

                        (b) the number of years (calculated to the nearest
                one-twelfth (1/12) year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

        "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B hereof or purchased pursuant to paragraph 4D hereof or is declared to be immediately due and payable pursuant to paragraph 7 hereof, as the context requires.

        "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of

                (i) such Called Principal plus

                (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.

The Yield-Maintenance Amount shall in no event be less than zero.

        10B. Other Terms.

        "ACCEPTABLE CONTROL PERSON" - has the meaning assigned to it in paragraph 4C(iv) of this Agreement.

        "ACQUISITION AGREEMENT" means the asset purchase agreement to be entered into by the Company and Solvay S.A., pursuant to which the Company will acquire substantially all of the assets of Solvay S.A.

        "ACQUISITION DOCUMENTS" means the Acquisition Agreement and any instruments or other agreements executed or delivered in connection therewith.

        "AFFILIATE" at any time means a Person (other than a Subsidiary)

                (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

                (ii) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of the Company or any Subsidiary of the Company, or

                (iii) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary of the Company, at such time.

As used in this definition,

                Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "BANKRUPTCY LAW" has the meaning specified in clause (xvi) of paragraph 7A of this Agreement.

        "BANKS" means Chemical Bank, Mellon Bank, N.A. and ABN Amro Bank, N.V.

        "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

        "CAPITALIZED LEASE OBLIGATION" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

        "CHANGE IN CONTROL" has the meaning assigned to it in paragraph 4C(iv) of this Agreement.

        "CLOSING DATE" has the meaning assigned to it in paragraph 2 of this Agreement.

        "COMPANY" has the meaning assigned to it in the introductory sentence of this Agreement.

        "CONSOLIDATED FIXED CHARGES" means, in respect of any period,

                (i) Consolidated Interest Expense determined in respect of such period, plus

                (ii) Consolidated Rental Expense in respect of such period.

        "CONSOLIDATED INDEBTEDNESS" means, at anytime, the aggregate amount of Indebtedness of the Company and its Subsidiaries (without duplication), determined at such time on a consolidated basis in accordance with GAAP; provided, however, that Indebtedness under the New Revolving Credit Facility shall only be included in Consolidated Indebtedness at any time to the extent that the aggregate outstanding amount thereof at such time exceeds Twenty Million Dollars ($20,000,000).

        "CONSOLIDATED INTEREST EXPENSE" means, in respect of any period, the consolidated interest expense of the Company and its Subsidiaries for such period, determined in accordance with GAAP.

        "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its Subsidiaries for such period, after provisions for taxation and minority interests, determined on a consolidated basis for such Persons in accordance with GAAP, but excluding therefrom each of the following to the extent included in the determination thereof:

                (i) extraordinary gains or losses, as determined in accordance with GAAP;

                (ii) net earnings or losses of any Subsidiary of the Company accrued prior to the date it became such a Subsidiary;

                (iii) net earnings of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of a cash distribution;

                (iv) any portion of the net earnings of any of the Subsidiaries of the Company that by reason of contract, charter restriction or applicable law is unavailable for payment to the Company;

                (v) any gains or losses arising from any re-evaluation, write-up or write-down of assets other than in the ordinary course of business;

                (vi) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period; and

                (vii) any net income or net loss during such period from (a) any change in accounting principles in accordance with GAAP, or (b) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP.

        "CONSOLIDATED NET WORTH" means, at any time, the total shareholders' equity of the Company and its Subsidiaries, determined at such time in accordance with GAAP, but excluding therefrom the amount of share capital attributable to Redeemable Preferred Stock.

        "CONSOLIDATED RENTAL EXPENSE" means, in respect of any period, one-third (1/3) of the rental expense in respect of rentals of Property incurred by the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

        "CONSOLIDATED TOTAL ASSETS" means, at any time, the amount at which all of the assets of the Company and its Subsidiaries would be reflected on the Company's balance sheet as of its most recent fiscal year end prepared at such time on a consolidated basis in accordance with GAAP.

        "CONTROL PAYMENT DATE" has the meaning assigned to it in paragraph 4C(i) of this Agreement.

        "CULTOR" means Cultor Ltd., a Finnish corporation.

        "CULTOR GUARANTY" has the meaning assigned to it in paragraph 3I(ii) of this Agreement.

        "DESIGNATED PORTION" has the meaning assigned to it in paragraph 6K(ii) of this Agreement.

        "DISPOSITION VALUE" has the meaning assigned to it in paragraph 6K(iv) of this Agreement.

        "EASTMAN" means Eastman Chemical Company, a Delaware corporation.

        "EASTMAN GUARANTY" has the meaning assigned to it in paragraph 3I(i) of this Agreement.

        "EBITDA" means, in respect of any period, Consolidated Net Income for such period

                (i) minus, to the extent added in the computation of such Consolidated Net Income, gains, net of losses, arising from the disposition of Property other than in the ordinary course of business,

                (ii) plus, to the extent deducted in the computation of such Consolidated Net Income, each of the following:

                        (a) Consolidated Interest Expense,

                        (b) taxes imposed on or measured by income or excess
                profits of the Company and its Subsidiaries,

                        (c) the amount of all depreciation, depletion and
                amortization allowances,

                        (d) the amount, if any, by which (x) non-cash expenses
                of the Company and its Subsidiaries in respect of the Employee Incentive Plan made in said period exceed (y) the amount of all cash payments in respect of non-cash expenses of the type referred to in the forgoing clause (x) which were deducted in the computation of Consolidated Net Income for any prior period, and

                        (e) losses, net of gains, arising from the disposition
                of Property other than in the ordinary course of business,

                (iii) minus, the amount, if any, by which (x) the amount of all cash payments in respect of non-cash expenses of the type referred to in the following clause (y) which were deducted in the computation of Consolidated Net Income for any prior period, exceed (y) non-cash expenses of the Company and its Subsidiaries in respect of the Employee Incentive Plan to the extent deducted in the computation of such Consolidated Net Income.

        "EBITDAR" means, in respect of any period,

                (i) EBITDA determined in respect of such period, plus

                (ii) Consolidated Rental Expense for such period.

        "EMPLOYEE INCENTIVE PLAN" means the Company's Equity Value Plan, as adopted effective July 1, 1994, and as amended pursuant to that certain First Amendment to Genencor International, Inc. Equity Value Plan.

        "ENVIRONMENTAL PROTECTION LAW" means any federal, state, county, regional, local or foreign law, statute, or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition,

                "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

                "Governmental Authority" means

                        (a) the government of

                                (i) the United States of America, any state or
                        other political subdivision thereof, or

                                (ii) any other jurisdiction in which the Company
                        or any Subsidiary of the Company conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs, or the Property, of the Company or any Subsidiary of the Company, and

                        (b) any entity exercising executive, legislative,
                judicial, regulatory or administrative functions of, or pertaining to, any such government.

                "Hazardous Substances" has the meaning assigned to such term in 42 U.S.C. Section 9601(14), as amended from time to time.

                "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith; and

                "SARA" means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA AFFILIATE" means any corporation or trade or business that

                (i) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company or

                (ii) is under common control (within the meaning of Section 414(c) of the IRC) with the Company.

        "EVENT OF DEFAULT" means any of the events specified in paragraph 7A of this Agreement, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" means any of such events, whether or not any such requirement has been satisfied.

        "EXCLUDED TRANSFER" has the meaning assigned to it in paragraph 6K(i) of this Agreement.

        "FAIR MARKET VALUE" means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

        "FINANCING DOCUMENTS" means this Agreement, the Notes, the Eastman Guaranty, the Cultor Guaranty, the Subsidiary Guaranties, the Intercreditor Agreement, the Acquisition Documents and the other agreements, certificates and instruments to be executed pursuant to the terms of any of the foregoing, as each may be amended, restated or otherwise modified from time to time.

        "FOREIGN PENSION PLAN" means any plan, fund or other similar program

                (i) established or maintained outside of the United States of America by any one or more of the Company or its Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

                (ii) not otherwise subject to ERISA.

        "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

        "GUARANTY" means, with respect to any Person (for the purposes of this definition, the "guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the guarantor:

                (i) to purchase such indebtedness or obligation or any Property constituting security therefor;

                (ii) to advance or supply funds

                        (a) for the purchase or payment of such indebtedness,
                dividend or obligation, or

                        (b) to maintain working capital or other balance sheet
                condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

                (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                (iv) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability,

                (i) in each case where the obligation that is the subject of such Guaranty is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding, and

                (ii) in each case where the obligation that is the subject of such Guaranty is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the maximum aggregate amount (if any) of such obligation.

        "GUARANTY EVENT OF DEFAULT" means a "Guaranty Event of Default" as defined in Section 9 of the Eastman Guaranty and Section 9 of the Cultor Guaranty, respectively.

        "INDEBTEDNESS" means, with respect to any Person (without duplication), all of the following:

                (i) all obligations of such Person for moneys borrowed;

                (ii) all obligations for moneys borrowed secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed by such Person or recourse is available against such Person);

                (iii) all obligations (other than trade and other ordinary accounts payable) of such Person in respect of the acquisition cost of Property or services to the extent payable after the time of acquisition or possession by such Person and not yet repaid where the advance or deferred payment was arranged principally as a method of financing the acquisition of such Property or services acquired (including, without limitation, any conditional sale or other title retention agreement);

                (iv) all Capitalized Lease Obligations of such Person;

                (v) its reimbursement or other obligations in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person, other than any such obligations in respect of ordinary trade credits; and

                (vi) all obligations under Guaranties given by such Person in respect of obligations of other Persons of the type set forth in clauses
        (i) through (v) of this definition.

        "INITIAL PUT NOTICE" has the meaning assigned to it in paragraph 4D(i)(a) of this Agreement.

        "INSTITUTIONAL HOLDER" means each original purchaser of a Note and any of its affiliates, and any other holder of a Note that is an insurance company, bank, trust company, investment company, investment banking firm, pension plan or trust, profit sharing trust, university, charitable or educational foundation or other similar Person which, in the ordinary course of its business, acquires investments such as the Notes.

        "INTERCREDITOR AGREEMENT" has the meaning assigned to it in paragraph 3J of this Agreement.

        "INTERGROUP TRANSFER" has the meaning assigned to it in paragraph 6K(i) of this Agreement.

        "INVESTMENT GRADE" has the meaning assigned to it in paragraph 4D(ii)(b) of this Agreement.

        "INVESTMENTS" means all investments made, in cash or by delivery of Property, directly or indirectly, in any Person or any Property, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include investments in Property to be used or consumed in the ordinary course of business permitted by paragraph 6N.

        "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

        "JOINDER AGREEMENT" means a Joinder Agreement in the form of Exhibit L hereto.

        "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

        "MARGIN STOCK" has the meaning assigned to such term in paragraph 8I of this Agreement.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, affairs, financial condition, or Properties of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or the Notes, (iii) the ability of either Parent Guarantor to perform its obligations under the Eastman Guaranty or the Cultor Guaranty, as the case may be, or (iv) the validity or enforceability of this Agreement, any Subsidiary Guaranty, the Eastman Guaranty, the Cultor Guaranty or the Notes.

        "MATERIAL SUBSIDIARY" means a Subsidiary of the Company that, at any time, has net income which comprises more than five percent (5%) of Consolidated Net Income (in each case determined for the fiscal quarter of the Company then most recently ended) or shareholder's equity which comprises more than five percent (5%) of Consolidated Net Worth (in each case determined for the fiscal quarter of the Company then most recently ended).

        "MEMORANDUM" means the Confidential Private Placement Memorandum prepared by Chemical Securities, dated January 1996, relating to the transactions contemplated hereby (a copy of which previously has been delivered to each Purchaser).

        "MOODY'S" means Moody's Investors Service, Inc.

        "MULTIEMPLOYER PLAN" means any "multiemployer plan" (as such term is defined in ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in ERISA).

        "NAIC ANNUAL STATEMENT" has the meaning assigned to such term in paragraph 9B of this Agreement.

        "NET PROCEEDS" has the meaning assigned to such term in paragraph 6K(iv) of this Agreement.

        "NEW REVOLVING CREDIT FACILITY" means that certain $40,000,000 revolving credit facility made available to the Company pursuant to the Revolving Credit Agreement, as in effect on the date hereof.

        "NOTES" has the meaning assigned to such term in paragraph 1 of this Agreement.

        "NOTICE EVENT" has the meaning assigned to such term in paragraph 4C(iv) of this Agreement.

        "ORDINARY COURSE TRANSFER" has the meaning assigned to it in paragraph 6K(i) of this Agreement.

        "PARENT GUARANTORS" means, collectively, Eastman and Cultor.

        "PBGC" means the Pension Benefit Guaranty Corporation, and its successors and assigns.

        "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

        As used in this definition,

                "Multiple Employer Pension Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer
        Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA), other than an ERISA Affiliate or the Company, contribute.

        "PERMITTED INVESTMENTS" means and includes the following:

                (i) Investments by the Company or any of its Subsidiaries in Wholly-Owned Subsidiaries, including any Investment in a Person which, immediately after giving effect to such Investment, becomes a Wholly-Owned Subsidiary, provided that at the time of any such proposed Investment no Default or Event of Default shall have occurred and be continuing;

                (ii) Investments in commercial paper and loan participations maturing within 270 days from the date of issuance and rated A-2 or P-2 (or the equivalent) or better at the date of acquisition by Standard & Poor's or Moody's;

                (iii) Investments in direct obligations of the United States of America, maturing within one year of the date of acquisition thereof;

                (iv) Investments in marketable obligations of, or fully guaranteed or insured by, any agency of the United States of America, maturing within one year of the date of acquisition thereof;

                (v) Investments in marketable obligations of any foreign government, having the same credit rating from Standard & Poor's or Moody's as any obligation referred to in clause (iii) or clause (iv) of this definition, maturing within one year of the date of acquisition thereof;

                (vi) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank and, in each case, maturing within one year of the date of acquisition thereof;

                (vii) Investments in repurchase agreements with an Acceptable Bank, having terms of less than ninety (90) days and for obligations of the type specified in any of clauses (iii), (iv) or (v) of this definition; and

                (viii) Investments in addition to those described in clauses (i) through (vii), provided that the aggregate amount of such Investments at any time shall not exceed ten percent (10%) of Consolidated Net Worth at such time, provided that at the time of any such proposed Investment no Default or Event of Default shall have occurred and be continuing.

        Permitted Investments referred to in the foregoing clause (viii) shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

As used in this definition,

                "Acceptable Bank" means a commercial bank or trust company having combined capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000) (or the equivalent thereof in other currencies), or having assets of at least One Billion Dollars ($1,000,000,000) (or the equivalent thereof in other currencies).

        "PERMITTED TRANSFER" has the meaning assigned to it in paragraph 6K(i) of this Agreement.

        "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

        "PREFERRED STOCK" means, with respect to any corporation, any class of capital stock of such corporation which is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

        "PREPAYMENT TRANSFER" has the meaning assigned to it in paragraph 6K(ii) of this Agreement.

        "PROJECTIONS" has the meaning assigned to it in paragraph 8B(ii) of this Agreement.

        "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

        "PURCHASER" means each Person identified as a purchaser in the Purchaser Schedule attached hereto as Annex 1.

        "PUT CONDITION" has the meaning assigned to it in paragraph 4D(ii)(a) of this Agreement.

        "PUT DATE" has the meaning assigned to it in paragraph 4D(i)(a) of this Agreement.

        "PUT NOTICES" has the meaning assigned to it in paragraph 4D(i)(b) of this Agreement.

        "REDEEMABLE PREFERRED STOCK" means, at any time, Preferred Stock of the Company or any Subsidiary of the Company that is, by the terms pursuant to which it was issued, subject to mandatory redemption, in whole or in part (including, without limitation, redemption, in whole or in part, at the option of any holder thereof).

        "REINVESTED TRANSFER" has the meaning assigned to it in paragraph 6K(ii) of this Agreement.

        "RELEASE CONDITIONS" has the meaning assigned to it in paragraph 4D(ii)(c) of this Agreement.

        "RELEASE DATE" means the date upon which each of the conditions precedent set forth in paragraph 5H(i) hereof has been completely satisfied or waived in accordance with the provisions of paragraph 11C hereof.

        "REQUIRED HOLDERS" means the holder or holders of more than fifty percent (50%) of the aggregate principal amount of the Notes from time to time outstanding, exclusive of Notes owned by the Company, any Subsidiary of the Company or any Affiliate.

        "RESPONSIBLE OFFICER" means each of the Chairman of the Board of Directors, the President, any Vice President and the Treasurer of the Company.

        "RESTRICTED PAYMENT" means and includes

                (i) any dividend or other distribution, direct or indirect and whether payable in cash or Property, on account of any capital stock or other equity interests of the Company or any of its Subsidiaries, except to the extent such dividend or distribution

                        (a) is payable to the Company or

                        (b) is payable solely in capital stock or other equity
                interests of the Company or such Subsidiary of the Company;

                (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any capital stock or other equity interests of the Company or any of its Subsidiaries now or hereafter outstanding, or of any warrants, rights or options to acquire any such capital stock or other equity interests or any Securities convertible into such capital stock or other equity interests, except to the extent that any amount due in respect of such redemption, retirement, purchase or other acquisition

                        (a) is payable to the Company or any Subsidiary of the
                Company or

                        (b) is payable solely in capital stock or other equity
                interests of the Company or such Subsidiary of the Company; and

                (iii) Investments by the Company or any Subsidiary of the Company other than Permitted Investments, set forth in clause (i) to clause (vii), inclusive, of the definition of such term.

        "REVOLVING CREDIT AGREEMENT" means that certain Revolving Credit Agreement, dated as of March 1, 1996, by and among the Company, Chemical Bank, as agent, Chemical Bank, ABN Amro Bank, N.V. and Mellon Bank, N.A., as in effect on the date hereof, together with any promissory notes evidencing the obligations of the Company under such agreement.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SECURITY" means "security" as defined in Section 2(1) of the Securities Act.

        "SENIOR INDEBTEDNESS" has the meaning assigned to it in paragraph 6K(iv) of this Agreement.

        "SIGNIFICANT PART" means, when used with respect to assets at any time, more than 10% of Consolidated Total Assets, and, when used with respect to Consolidated Net Income in respect of any period, more than 10% of Consolidated Net Income for such period.

        "SOLVAY ACQUISITION" means the planned acquisition to be made by the Company pursuant to the Acquisition Agreement.

        "SOLVAY ASSET SALE AMOUNT" has the meaning assigned to it in paragraph 6K(iv) of this Agreement.

        "STANDARD & POORS" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

        "SUBSIDIARY" means, for any Person,

                (i) a corporation of which more than fifty percent (50%) of the total combined voting power of all classes of Voting Stock shall, directly or indirectly, at the time as of which any determination is being made, be owned by such Person, by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person,

                (ii) a partnership in which such Person or another Subsidiary of such Person is, at the time as of which any determination is being made, a general or limited partner of such partnership, provided that such Person or other Subsidiary is entitled to receive more than fifty percent (50%) of the assets of such partnership upon its dissolution, or

                (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, at the time as of which any determination is being made, has at least majority ownership interest in such other Person or the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

        "SUBSIDIARY GUARANTOR" means and includes Genencor, Inc., a corporation organized under the laws of Delaware, Finnsugar Starch Enzymes U.S. Inc., a corporation organized under the laws of Delaware, Genencor International Europe OY, a corporation organized under the laws of Finland, Genencor International B.V. Holland, a corporation organized under the laws of The Netherlands, Genencor International N.V. Belgium, a corporation organized under the laws of Belgium, and any Subsidiary that has executed a Subsidiary Guaranty.

        "SUBSIDIARY GUARANTY" has the meaning assigned to it in paragraph 5H(i)(b)(I) of this Agreement.

        "SUBSTANTIAL PORTION" has the meaning assigned to it in paragraph 6K(iv) of this Agreement.

        "SUCCESSOR CORPORATION" has the meaning assigned to it in paragraph 6J.

        "TOTAL ASSETS" has the meaning assigned to it in paragraph 6K(iv) of this Agreement.

        "TOTAL CAPITALIZATION" means, at any time, the sum of

                (i) Consolidated Indebtedness at such time, plus

                (ii) Consolidated Net Worth at such time.

        "TRANSFER" has the meaning assigned to it in paragraph 6K(iv) of this Agreement.

        "TRANSFEREE" means any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

        "VOTING STOCK" means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of the Company 100% of all of the Voting Stock of which is owned by any one or more of the Company and/or other Wholly-Owned Subsidiaries.

        11. MISCELLANEOUS.

        11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal thereof and Yield-Maintenance Amount, if any, and interest thereon, by wire transfer of immediately available funds for credit to the account or accounts as specified in the Purchaser Schedule attached hereto as Annex 1, or such other account or accounts in the United States of America as any Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Company agrees to afford the benefits of this paragraph 11A to any Transferee that shall have made the same agreement as each Purchaser has made in this paragraph 11A. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day next preceding the day on which such payment shall have so fallen due.

        11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including

                (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the Intercreditor Agreement, the Cultor Guaranty, the Eastman Guaranty, any Subsidiary Guaranty or the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement or any other such agreement, whether or not such proposed modification shall be effected or proposed consent granted, and

                (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing any rights under this Agreement, the Cultor Guaranty, the Eastman Guaranty, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement, the Intercreditor Agreement, the Cultor Guaranty, the Eastman Guaranty, any Subsidiary Guaranty or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

        11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action prohibited herein, or omit to perform any act required herein to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment or waiver hereof shall (i) change the maturity of any Note (except as provided in paragraph 7B hereof), (ii) change the principal of, or the rate or time of payment of interest or any Yield-Maintenance Amount payable with respect to, any Note, (iii) affect the time, amount or allocation of any required prepayments, (iv) reduce the proportion of the principal amount of the Notes required with respect to any consent, or (v) waive or amend any of paragraph 5I, paragraph 7A(i), paragraph 7A(ii) or paragraph 7A(b) hereof. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references hereto mean this Agreement as it may from time to time be amended or supplemented. Neither the Company nor any Subsidiary of the Company will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

        11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.

                (i) FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. The Notes are issuable as registered notes without coupons in denominations of at least One Hundred Thousand Dollars ($100,000), except as may be necessary to reflect any principal amount not evenly divisible by One Hundred Thousand Dollars ($100,000). The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes that the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

                (ii) LOST NOTES. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

        11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and

Yield-Maintenance Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

        11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

        11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements herein contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

        11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary of the Company in connection herewith or pursuant hereto to

                (i) such holder's directors, officers, employees, agents and professional consultants,

                (ii) any other holder of any Note,

                (iii) any Person to which such holder offers to sell such Note or any part thereof,

                (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note,

                (v) any federal or state regulatory authority having jurisdiction over such holder,

                (vi) the National Association of Insurance Commissioners or any similar organization, or

                (vii) any other Person to which such delivery or disclosure may be necessary or appropriate

                        (a) in compliance with any law, rule, regulation or
                order applicable to such holder,

                        (b) in response to any subpoena or other legal process,

                        (c) in connection with any litigation to which such
                holder is a party, or

                        (d) in connection with the enforcement or protection of
                such holder's rights and remedies under the Notes, this Agreement or any Subsidiary Guaranty.

        11I. NOTICES. All written communications provided for under this Agreement shall be sent by registered or certified mail with return receipt requested or nationwide overnight delivery service (with charges prepaid) and

                (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto as Annex 1, or at such other address as any Purchaser shall have specified to the Company in writing,

                (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note that shall have so specified an address to the Company, and

                (iii) if to the Company, addressed to it at 4 Cambridge Place, 1870 South Winton Road, Rochester, New York 14618, Attention: Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any executive officer of the Company.

        11J. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several paragraphs hereof are inserted for convenience only and do not constitute a part hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

        11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms hereof required to be satisfactory to each Purchaser, the Purchasers or to the Required Holders, the determination of such satisfaction shall be made by each such Purchaser, the Purchasers or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

        11L. SEVERALTY OF OBLIGATIONS.

        The sales of the Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the representations or obligations of, or any action taken or omitted by, any other such Person hereunder.

        11M. BINDING AGREEMENT.

        When this Agreement is executed and delivered by the Company and each of the Purchasers, it shall become a binding agreement among the Company and each of the Purchasers.

        11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

        11O. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof hereof to produce or account for more than one such counterpart.

      [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]

            If each Purchaser is in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Purchasers and the Company.

                                            Very truly yours,

                                            GENENCOR INTERNATIONAL, INC.



                                            By /s/ Robert S. Graff
                                               ---------------------------------
                                               Name: Robert S. Graff
                                               Title: Chief Financial Officer



The foregoing Agreement is hereby
accepted as of the date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By /s/ Kevin J. Kraska
  ---------------------------------
       Name:  Kevin Kraska

       Title: Vice President


THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY



By /s/ J. Thomas Christofferson
  ---------------------------------
       Name:  J. Thomas Christofferson

       Title: Vice President

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY



By /s/ Scott C. Hyney
  ---------------------------------
       Name:  Scott C. Hyney

       Title: Assistant Vice President


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY



By /s/ Scott C. Hyney
  ---------------------------------
       Name:  Scott C. Hyney

       Title: Assistant Vice President


THE HANOVER INSURANCE COMPANY



By /s/ William K. Fain
  ---------------------------------
       Name:  William K. Fain

       Title: Assistant Treasurer


CITIZENS INSURANCE COMPANY OF AMERICA



By /s/ William K. Fain
  ---------------------------------
       Name:  William K. Fain

       Title: Assistant Treasurer

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY CIGNA INVESTMENTS, INC.



By /s/ Stephen L. Roberts
  ---------------------------------
       Name:  Stephen L. Roberts

       Title: Vice President


CONNECTICUT GENERAL LIFE INSURANCE COMPANY, ON
BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
BY CIGNA INVESTMENTS, INC.



By /s/ Stephen L. Roberts
  ---------------------------------
       Name:  Stephen L. Roberts

       Title: Vice President


LIFE INSURANCE COMPANY OF NORTH AMERICA
BY CIGNA INVESTMENTS, INC.



By s/ Stephen L. Roberts
  ---------------------------------
      Name:  Stephen L. Roberts

      Title: Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY



By /s/ Richard A. Witt
  ---------------------------------
       Name:  Richard A. Witt

       Title: Senior Vice President


AMERICAN REPUBLIC INSURANCE COMPANY



By /s/ G. F. Sheldon
  ---------------------------------
       Name:  G. F. Sheldon

       Title: Senior Vice President, Investments


COMPANION LIFE INSURANCE COMPANY



By /s/ John L. Maginn
  ---------------------------------
       Name:  John L. Maginn

       Title: Vice President and
              Assistant Treasurer


By /s/ Richard A. Witt
  ---------------------------------
       Name:  Richard A. Witt

       Title: Second Vice President and
              Assistant Treasurer

NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY



By /s/ Hanson C. Robbins
  ---------------------------------
       Name:  Hanson C. Robbins

       Title: Senior Investment Officer


PACIFIC MUTUAL LIFE INSURANCE COMPANY



By /s/ Ronn Cornelius
  ---------------------------------
       Name:  Ronn Cornelius

       Title: Assistant Vice President


By /s/ Audrey L. Milfs
  ---------------------------------
       Name:  Audrey L. Milfs

       Title: Secretary


GUARANTEE LIFE INSURANCE COMPANY



By /s/ Steven A. Scanlan
  ---------------------------------
       Name:  Steven A. Scanlan

       Title: Senior Investment Officer - Securities

THE OHIO CASUALTY INSURANCE COMPANY



By /s/ Richard B. Kelly
  ---------------------------------
       Name:  Richard B. Kelly

       Title: Senior Investment Officer


BERKSHIRE LIFE INSURANCE COMPANY



By /s/ Ellen I. Whittaker
  ---------------------------------
       Name:  Ellen I. Whittaker

       Title: Investment Officer


WOODMEN ACCIDENT AND LIFE COMPANY



By /s/ A. M. McCray
  ---------------------------------
       Name:  A. M. McCray

       Title: Vice President and
              Assistant Treasurer